Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock of Comstock Resources, Inc., a Nevada corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings. The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned has caused this Joint Filing Agreement to be executed as of the 20th day of February, 2018.

/s/ Carl H. Westcott
Carl H. Westcott

Commodore Partners, Ltd.

By: Carl Westcott, LLC, its general partner

/s/ Carl H. Westcott
Carl H. Westcott
Manager

G.K. Westcott LP

By: Carl Westcott, LLC, its general partner

/s/ Carl H. Westcott
Carl H. Westcott
Manager

Carl Westcott, LLC

/s/ Carl H. Westcott
Carl H. Westcott
Manager

/s/ Court H. Westcott
Court H. Westcott

/s/ Carla Westcott
Carla Westcott